UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2023

RICEBRAN TECHNOLOGIES
(Exact Name of registrant as specified in its charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25420 Kuykendahl Rd., Suite B300 Tomball, TX		77375
(Address of principal executive offices)		(Zip Code)

(281) 675-2421
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	RIBT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 8, 2023, RiceBran Technologies d/b/a RiceBran Technologies, Inc. (the “Company”) received $450,000 in cash under the Mortgage Agreement and Agreement for Purchase and Sale dated as of October 28, 2019, with Continental Republic Capital, LLC d/b/a Republic Business Credit providing for a factoring facility (the “Factoring Agreement”).

The description of the Factoring Agreement is qualified in its entirety by reference to the complete text thereof, a copy of which is filed as exhibit 10.1 to the Company’s Current Report on Form 8-k dated October 31, 2019 (the “Form 8-K”) and is incorporated herein by reference. The information set forth under Item 1.01 of the Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Agreement for Purchase and Sale with Republic Business Credit, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on November 1, 2019)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: September 14, 2023	By:	/s/ William J. Keneally
	Name:	William J. Keneally
	Title:	Interim Chief Financial Officer and Secretary